Exhibit 99.1
Fox Factory Holding Corp. Announces Closing of Secondary Public Offering
SCOTTS VALLEY, Calif., November 22, 2016 (GLOBE NEWSWIRE) -- Fox Factory Holding Corp. (NASDAQ:FOXF) (the “Company”), today announced the closing of the previously announced secondary public offering of 4,025,000 shares of the Company’s common stock by its existing stockholders (the “Selling Stockholders”), including Compass Group Diversified Holdings LLC (“Compass”), to Robert W. Baird & Co. Incorporated and William Blair & Company, L.L.C. (the “Underwriters”) at a price to the public of $21.00 per share. The aggregate shares sold include 525,000 shares in connection with the exercise in full of the Underwriters’ option to purchase additional shares. The Selling Stockholders received all of the proceeds from the offering. No shares were sold by the Company.
Robert W. Baird & Co. Incorporated and William Blair & Company, L.L.C. acted as the underwriters for the offering.
The sale of the shares by the Selling Stockholders was made pursuant to the Company's Registration Statement on Form S-3 (Registration No. 333-203146) (the “Registration Statement”), including a prospectus supplement dated November 16, 2016 to the base prospectus contained in the Registration Statement, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended. Copies of the final registration statement, prospectus, prospectus supplement and other documents the Company has made available with the SEC may be obtained free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus and accompanying prospectus supplement, may be obtained from: Robert W. Baird & Co. Incorporated, Syndicate Department, 777 E. Wisconsin Avenue, Milwaukee, WI 53202, or by calling 800-792-2473, or by e-mailing syndicate@rwbaird.com, and William Blair & Company, L.L.C., Attention: Prospectus Department, 222 West Adams Street, Chicago, Illinois 60606, by calling 800-621-0687, or by emailing prospectus@williamblair.com.
As a result of the completion of the offering, Compass now owns approximately 14% of the Company's shares outstanding, as compared to approximately 23% prior to the offering.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Fox Factory Holding Corp. (NASDAQ:FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance ride dynamics products primarily for bicycles, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX's team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.
Forward-Looking Statements
Certain information contained in this press release, particularly information regarding completion of the offering, constitutes forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and generally contain words such as "believes", "expects", "may", "will", "intends" or similar expressions. The Company's forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to market conditions; local, regional, national and international economic conditions; and other factors disclosed from time to time in the Registration Statement, base prospectus, prospectus supplement, the Company's Annual Report on Form 10-K and other filings with the SEC. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.
CONTACT
ICR
Katie Turner
646-277-1228
Katie.turner@icrinc.com